Exhibit 3.5.1

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

FIRST:      The name of the limited liability company is PATS AIRCRAFT, LLC.

SECOND:The address of its registered office in the State of Delaware is: 2711 Centerville Road, Suite 400, Wilmington DE

19808. The name of its Registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Pats Aircraft, LLC this 11th day of December, 2003.

By:	/s/ Richard J. Kaplan
Authorized Person(s)

Name:	Richard J. Kaplan
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CERTIFICATE OF MERGER

OF

PATS, INC.

(a Maryland corporation)

AND

PATS AIRCRAFT, LLC

(a Delaware limited liability company)

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

1.             The name of the surviving limited liability company is PATS AIRCRAFT, LLC, a Delaware limited liability company.

2.             The name of the corporation being merged into this surviving limited liability company is PATS, INC.  The jurisdiction in which this corporation was formed is Maryland.

3.             The Agreement of Merger has been approved and executed by both the corporation and limited liability company.

4.             The name of the surviving limited liability company is PATS AIRCRAFT, LLC.

5.             The executed Agreement of Merger is on file at 21652 Nanticoke Avenue, Georgetown, Delaware 19947, the principal place of business of the surviving limited liability company.

6.             A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the limited liability company or any person holding an interest in any other business entity, which is to merge or consolidate.

7.             The Merger shall be effective on December 31, 2003.

IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person, this 29th day of December, A.D., 2003.

By:	/s/ Richar J. Kaplan

Authorized Person

Name: Richard J. Kaplan

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